CONFIRMATION
          ------------

Dated: March 18, 1999

To: PECO Energy Transition Trust

Attention: George Shicora

Phone Number: 215 841 5790

Facsimile Number: 215 841 6461

Re: Swap Transaction Series 1999-A Class A-3 Transition Bonds
Reference No.: NUUS903280 (6000000A00)

Ladies and Gentlemen:

     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) are incorporated into this Confirmation. For these purposes, all references in such Definitions to a "Swap Transaction" shall be deemed to apply to the Transactions referred to herein. In the event of any inconsistency between those Definitions and provisions and this Confirmation, this Confirmation will govern. In this Confirmation, capitalized terms not defined herein or in the 1991 ISDA Definitions shall have the same meanings as set forth in the Prospectus, dated March 18, 1999, PECO Energy Transition Trust Transition Bonds Issuable in Series.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of March 18, 1999, as amended and supplemented from time to time, between you and us, and the Schedule thereto (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below and, in particular, Party Y's obligations to make payments to Party X pursuant to the terms of this confirmation are subject to the Schedule Part 4(o) provision entitled "No Recourse."

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

 Party X:  Goldman Sachs Mitsui Marine Derivative Products, L.P.

Party Y:                               Peco Energy Transition Trust

Initial Notional Amount:               USD 667,000,000

Notional Amount for all Calculation
Periods from and including that which
commences on and includes
the Effective Date to and
including that which ends
on but excludes
March 1, 2001:                         USD 667,000,000


Notional Amount for all subsequent Calculation Periods:

A USD amount equal to the outstanding principal balance of the Floating Rate Series 1999-A Class A-3 Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders thereof on such preceding Payment Date pursuant to an optional redemption, in whole or in part, or pursuant to other expected principal repayments.


Early Redemption:

In the event that the Notional Amount amortizes in whole on a date other than a Payment Date as a result of an optional redemption of the Class A-3 Transition Bonds, then the redemption date shall be deemed to be the Termination Date. Following any such Optional Redemption and cancellation, the parties shall be relieved of all further payment obligations hereunder except for payment of all accrued but yet unpaid amounts calculated to but excluding the redemption date, if any, and any interest thereon. In the event that the Notional Amount amortizes in part on a date other than a Payment Date as a result of an optional redemption in part of the Class A-3 Transition Bonds, then the applicable redemption date shall be deemed to be a Period End Date only with respect to the Fixed and Floating Payments applicable to the redeemed portion of the Notional Amount. On the redemption date, the parties shall be relieved of all further payment obligations with regard to the redeemed portion of the Notional Amount except for payment of all accrued but yet unpaid amounts (and any interest thereon) with regard to the redeemed portion of the Notional Amount calculated to but excluding the redemption date. Following any such Optional Redemption in part, the Fixed and Floating Amounts subsequent to the redemption date shall be adjusted by the Calculation Agent to give effect to such reduction.

Trade Date: March 18, 1999

Effective Date: March 25, 1999

Termination Date: March 1, 2006

Business Day: Philadelphia, PA, Wilmington, DE and New York, NY

Fixed Amounts: Fixed Rate Payer:  Party Y

Fixed Rate Payer Period End Dates:          Fixed Rate Payer Payment
Dates: Semiannually, on each March 1 and September 1, commencing on
September 1, 1999 and ending on the Termination Date, subject to no adjustment. One Business Day preceding each Fixed Rate Payer Period End Date

Fixed Rate: 6.577%

Fixed Rate Day Count Fraction: 30/360

Floating Amounts: Floating Rate Payer: Party X

Floating Rate Payer Period End Dates: Floating Rate Payer Payment

Dates: Semiannually, on each March 1 and September 1, commencing on September 1, 1999 and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention. One Business Day preceding each Floating Rate Payer Period End Date

Floating Rate Option: USD-LIBOR-BBA

Floating Rate Designated Maturity: 6 months

Floating Rate Spread: Plus 0.125%

Floating Rate Date Count Fraction: Actual/360

Floating Rate Reset Dates: The first Day of each Calculation
Period

     3. Additional Provisions:


     Early Termination Calculation:


     If at any time the Agreement and this Transaction are terminated pursuant to Section 6 of the Agreement, to the extent that a termination payment is contemplated pursuant to the Agreement, the Settlement Amount shall be calculated as though the Notional Amount for this Transaction was as set forth in Annex A hereto under the column "Expected Notionals" (subject to any necessary adjustments arising from a partial redemption) but with regard to calculations related to the Calculation Period in which the Early Termination Date occurs, the actual Notional Amount in effect on the first day of that Calculation Period shall be used.

     4. Account Details
     Payments to Party X:

              Account for payments in USD:
              ABA/Bank No:                   021000021
              Account No:                    9301034733
              Name of Bank:                  Chase Manhattan Bank, New York
              For the Account of:            Goldman Sachs Mitsui
                                             Marine Derivative Products, L.P.
     Payments to Party Y:
              Account for payments in USD:
              ABA/Bank No:                   021000018
              Account No:                    760009
              Reference:                     Peco Energy
                                             Transition Trust Ser 1999-A Cl
                                             A-3 Sub A/C

Please confirm that the foregoing currently sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates Agreement to those terms.

Except if expressly agreed to by us in writing, we have not acted as your advisor with respect to the desirability or appropriateness of entering into the Swap Transaction confirmed hereby or with respect to your risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which you must evaluate for yourself and in reliance on your own professional advisors.

We believe any information provided to you by us in connection with the confirmed or any proposed transaction to be accurate and reliable, but we cannot and do not assume any liability for any erroneous information which we might provide to you, other than information set forth in this Confirmation (Ref. No.:
NUUS903280 (6000000A00)).

                                        Yours sincerely,

                                        GOLDMAN SACHS MITSUI MARINE
                                        DERIVATIVE PRODUCTS, L.P.

                                        By: GSMMDPGP, Inc.,
                                            General Partner

                                        BY: /s/ Daniela Paolino

                                        Name: Daniela Paolino

                                        Title: Vice President

Confirmed as of the
date first above written:

PECO ENERGY TRANSITION TRUST


By: /s/ George Shicora
    ------------------
        George Shicora
        Beneficiary Trustee


                                     Annex A
                                     -------

For the Calculation Period        Expected         Minimum           Maximum
ending on but excluding:          Notionals:       Notionals,        Notionals:

          9/1/99                   667.0            667.0              667.0
          3/1/00                   667.0            667.0              667.0
          9/1/00                   667.0            667.0              667.0
          3/1/01                   667.0            667.0              667.0
          9/1/01                   667.0            0.0                667.0
          3/1/02                   608.8            0.0                667.0
          9/1/02                   549.4            0.O                667.0
          3/1/03                   481.4            0.0                667.0
          9/l/03                   330.2            0.0                667.0
          3/1/04                   161.2            0.0                667.0
          9/1/04                   0.0              0.0                667.0
          3/l/05                   0.0              0.0                667.0
          9/l/05                   0.0              0.0                667.0
          3/1/06                   0.0              0.0                667.0